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     As filed with the Securities and Exchange Commission on July 23, 1998.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               __________________

                                    FORM 8-A
                               __________________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               __________________

                        BINDVIEW DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                 TEXAS                                  76-0306721
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


     3355 WEST ALABAMA, SUITE 1200
             HOUSTON, TEXAS                               77098
(Address of principal executive offices)                (Zip Code)

                               __________________

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                  Name of each exchange on which
       to be so registered                  each class is to be registered
       -------------------                  ------------------------------

                                      NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

   Securities Act registration statement file number to which this form relates:

                                   333-52883

               Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, NO PAR VALUE PER SHARE

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered are shares of Common Stock, no par value per share (the "Common Stock"), of BindView Development Corporation (the "Registrant"). A description of the Common Stock is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), as amended, which has been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), and will be included in a form of prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933. Such prospectus and description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         1.1 Registrant's Registration Statement on Form S-1 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on March 15, 1998).

         1.2 Amendment No. 1 to Registrant's Registration Statement on Form S-1 (incorporated by reference to the entirety of Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on June 23,
                 1998).

         1.3 Amendment No. 2 to Registrant's Registration Statement on Form S-1 (incorporated by reference to the entirety of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on July 14,
                 1998).

         1.4 Amendment No. 3 to Registrant's Registration Statement on Form S-1 (incorporated by reference to the entirety of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on July 20,
                 1998).

         1.5 Amendment No. 4 to Registrant's Registration Statement on Form S-1 (incorporated by reference to the entirety of Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on July 23,
                 1998).

         4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on March 15, 1998).

         4.2     Bylaws of the Registrant (incorporated by reference to Exhibit
                 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on March 15,
                 1998).

         4.3 Form of Common Stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on March 15, 1998).

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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   BINDVIEW DEVELOPMENT CORPORATION


                                   By:        /s/  ERIC J. PULASKI
                                       -----------------------------------------
                                                   Eric J. Pulaski
                                         President and Chief Executive Officer



Dated as of July 23, 1998.